SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 12, 2000

                             TRENDWEST RESORTS, INC.
             (Exact name of registrant as specified in its charter)

         Oregon                         000-22979                93-1004403
(State or other jurisdiction      (Commission File No.)        (IRS Employer
   of incorporation)                                         Identification No.)

                               98052 Willows Road
                            Redmond, Washington 98052
                     (Address of principal executive office)

                                 (425) 498-2500
               (Registrant's telephone number including area code)


Item 2.  Acquisition or Disposition of Assets.

     Trendwest Resorts, Inc. has signed a definitive agreement with its majority shareholder JELD-WEN to acquire the JELD-WEN property located in Upper Kittitas County in Washington State. Part of the property being acquired by Trendwest is the 6,200 acre site for the proposed MountainStar Resort. The Company intends to develop the MountainStar Resort into a destination resort, located on the eastern slopes of the Cascade Mountains less than two hours from the Seattle Metropolitan area. Trendwest will also be acquiring JELD-WEN land designated as an urban growth area for the City of Cle Elum, Washington. It is anticipated that the acquisition will close by the end of June.

     The acquisition is structured as a stock purchase of a JELD-WEN subsidiary which owns the property. The aggregate purchase price is to $47,599,905.95. The purchase price will be paid by a cash payment of $25,000,000 at closing, the assumption by Trendwest of $4,868,905.95 of debt and a promissory note in the principal amount of $17,731,000. The note bears interest at 9% per annum, has scheduled quarterly payments of principal and interest and is due and payable on June 1, 2003. The cash portion of the purchase price will be funded through Trendwest's existing credit facilities.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits

             10.1 Stock Purchase Agreement between Trendwest Resorts, Inc. and JELD-WEN, inc. dated June 12, 2000.

             10.2     Form of Promissory Note

             99.1     Press Release dated June 12, 2000.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   TRENDWEST RESORTS, INC.


                                                   By: /s/ Timothy P. O'Neil
                                                       Timothy P. O'Neil
                                                       Chief Financial Officer